EXHIBIT 10.16

                                 PROMISSORY NOTE
                                   (UNSECURED)


$60,000                                                       SEPTEMBER 18, 2003
                                                            VAN NUYS, CALIFORNIA

      FOR VALUE RECEIVED, the receipt and sufficiency of which is acknowledged, NUTECH DIGITAL, INC. ("Maker"), hereby promises to pay to LEE KASPER, or order ("Holder"), at the address designated on the signature page of this Note, or at such other place as Holder may designate by written notice to Maker, the principal sum hereinbelow described ("Principal Amount"), together with interest thereon, in the manner and at the times provided and subject to the terms and conditions described herein.

      1.    PRINCIPAL AMOUNT.

      The Principal Amount means the sum of sixty thousand dollars ($60,000).

      2.    INTEREST.

      Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of this Note at the rate of ten percent (10%) per annum. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month.

      3.    PAYMENT.

      Subject to Holder's rights in paragraph 7 below, Maker shall pay the Principal Amount plus all accrued interest in 11 equal monthly installments of $5,275.00. The first installment shall be paid thirty (30) days after the date of this Note and each subsequent installment shall be paid every thirty (30) days thereafter.

      4.    PREPAYMENTS.

      Maker shall have the right to prepay this Note, or any part of it, without prepayment penalty or premium or discount.

      5.    MANNER OF PAYMENTS/CREDITING OF PAYMENTS.

      Payments of any amount required hereunder shall be made in lawful money of the United States or in such other property as Holder, in his or its sole and absolute discretion, may accept.

      6.    INTEREST ON DELINQUENT PAYMENTS.

      Any payment under this Note not paid when due shall bear interest at the same rate and method as interest is charged on the Principal Amount from the due date until paid.


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      7.    ACCELERATION UPON DEFAULT.

      At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, if any part of the payments to be made under this Note are not paid when due, provided, however, Maker shall be entitled to a grace period of ten (10) days following written notice of such event of default to cure said event of default.

      8.    NOTICE.

      Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment for such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

      9.    SEVERABILITY.

      If any term or provision of this Note or the application thereof to any person or circumstance shall, to any extent, be determined in a legal proceeding to be invalid, illegal or unenforceable under present or future laws effective during the term of this Note, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Note, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Note (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

      10.   USURY COMPLIANCE.

      All agreements between Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to such maximum rate, and if, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holder.


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      11.   JURISDICTION; VENUE.

      This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California. Any action to enforce payment of this Note shall be filed and heard solely in Los Angeles County, California.


                                     MAKER:
                                     NuTech Digital, Inc.



                                     By:/s/Lee Kasper
                                        -----------------------------
                                        Lee Kasper, President


                                     MAKER'S ADDRESS:

                                     7900 Gloria Avenue
                                     Van Nuys, California 91406


                                     HOLDER'S ADDRESS:

                                     3841 Hayvenhurst Drive
                                     Encino, California 91436




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